QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT ("Agreement") made as of the 8th day of May, 2001 by and between Transaction Systems Architects, Inc., a Delaware corporation with its principal office at 224 South 108th Avenue, Omaha, Nebraska 68154 (the "Company"), and Mr. Gregory J. Duman ("Duman"), having an address of 12325 Emmet Street, Omaha, Nebraska 68164.

1.  Definitions

    (a) "Board" shall mean the Company's Board of Directors.

    (b) "Committee" shall mean the Compensation Committee of the Board.

    (c) "Share" or "Shares" shall mean one or more of the Company's Class A Common Stock, par value $.005 per share.

2.  The Grant

    (a) Subject to the terms and conditions set forth herein, Duman is hereby granted an Option to purchase twenty five thousand (25,000) Shares at a per Share exercise price of $10.96, which is the fair market value of each Share on the date of this Agreement. No part of the Option is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

    (b) The term of the Option shall be ten (10) years from the Grant Date. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

    (c) Subject to Section 4 hereof, the Option will vest and become exercisable in six (6) installments on the 8th day of each month over the six (6) month period immediately following May 8, 2001 (each such date hereinafter referred to as a "Vesting Date"); provided, that on each of such Vesting Dates, Duman has continuously remained on the Board through such dates. On the first five (5) Vesting Dates, this Option shall vest and become exercisable as to four thousand one hundred sixty six (4,166) Shares and on the sixth (6th) and last Vesting Date, this Option shall vest and become exercisable as to four thousand one hundred sixty seven (4,167) Shares. To the extent the Option has become vested and exercisable, the Option may thereafter be exercised by Duman, in whole or in part, at anytime or from time to time prior to the expiration of the Option as provided herein.

    (d) An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of this Agreement and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designated agent. Payment for the Shares upon exercise of an Option shall be made by any method of payment that may be permitted under applicable law and authorized by the Committee. Each partial exercise of this Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under this Option.

3.  Adjustment

    In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Shares, the Board shall appropriately adjust, subject to any required action by the stockholders of the Company, the number of Shares (and the Option exercise price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustments shall be final, conclusive and binding for all purposes of this Agreement. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

4.  Change in Control

    Notwithstanding the foregoing, in the event of (a) any offer or proposal to holders of the Company's common stock relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or (b) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (c) the dissolution or liquidation of the Company, any Shares then not exercisable shall immediately become exercisable.

5.  Nontransferability of Grant

    Neither the Option nor any other rights hereunder shall be transferable by Duman otherwise than by will or under applicable laws of descent and distribution.

6.  Rights as a Stockholder

    Duman shall not have any rights as a stockholder with respect to any Shares subject to the Option until Duman shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect of any such Shares, except as otherwise specifically provided for herein.

7.  Determinations

    Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, Duman and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.  Securities Representations

    If the Committee or Board determines that the law so requires, Duman shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in a form satisfactory to the Company, representing and warranting that:

    (a) the holder has been advised that holder may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act") and in this connection the Company is relying in part on the holder's representations set forth in this Section;

    (b) the holder understands that the Shares received on any exercise of the Option must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares;

    (c) the holder understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144, or any exemption therefrom, are complied with and that any sale of the Shares acquired pursuant to the Option may be made only in limited amounts in accordance with such terms and conditions;

    (d) Shares acquired pursuant to the Option are for the holder's own account and not acquired or obtained with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares;

    (e) in the event that the holder is permitted to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares acquired pursuant to the Option, the holder may only do so pursuant to a registration statement under the Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) complies with the provisions of Rule 144 under the Act. A stop-transfer order will be placed on the books of the Company with respect to the certificates evidencing the Shares acquired pursuant to the Option, and such certificates shall bear any required legends until such time as the Shares evidenced by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required; and

    (f)  the holder has been advised that holder may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Securities Act") and that the holder may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the Securities Act.

9.  Other Conditions

    (a) Except as otherwise provided herein, the Company shall be under no obligation to effect the registration of the Option or any Shares acquired pursuant to the Option, pursuant to the Act or under any state laws, provided that the Company shall use good faith efforts to register the Option and the Shares acquired pursuant to the Option to the extent the Company is eligible to file with the Securities and Exchange Commission a registration statement on Form S-8 and, if it cannot, shall (after consultation with Duman) use good faith efforts based in good faith consideration of other Company business activities and concerns and the available alternatives to take such other steps as are reasonably available to register the Shares acquired pursuant to the Option for resale by Duman at such time as Duman wishes to sell them. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares acquired pursuant to the Option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded.

    (b) The transfer of any Shares acquired pursuant to the Option shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee, may in its good faith discretion, defer the effectiveness of any transfer of Shares hereunder in order to allow the issuance of such Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.

10. Withholding Taxes

    (a) Upon any exercise of the Option, Duman will pay to the Company, or make arrangements satisfactory to the Company that are in compliance with applicable law regarding payment of, any U.S. federal, state or local taxes of any kind required by law to be withheld in respect of such exercise ("Tax Obligations");

    (b) The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Duman the amount of any Tax Obligations not timely satisfied pursuant to Section 10(a); and

    (c) In the event that any Tax Obligations are not satisfied on a timely basis pursuant to Sections 10(a) or 10(b), the Company may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to Duman at the maximum rate permitted by law, with such loan, at the Company's sole discretion and, provided the Company so notifies Duman within thirty (30) days of the making of the loan, secured by the Shares to which such Tax Obligations relate, and any failure by Duman to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by such Shares. The Company may hold as security any certificates representing such Shares and, upon demand of the Company, Duman shall deliver to the Company any certificates in Duman's possession representing such Shares together with a stock power duly endorsed in blank.

11. Miscellaneous

    (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.

    (b) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

    (c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

    (d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

    (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

    (f)  The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations that, in the opinion of counsel to the Company, are applicable thereto.

    (g) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the General Counsel.

    (h) This Agreement shall be governed and construed and the legal relationships of the parties construed in accordance with the laws of the state of Delaware, without regard to principles of conflict of laws.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRANSACTION SYSTEMS ARCHITECTS, INC.
By:	/s/ DAVID P. STOKES David P. Stokes, Secretary
By:	/s/ GREGORY J. DUMAN Gregory J. Duman

QuickLinks

  EXHIBIT 10.1
STOCK OPTION AGREEMENT